Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

SECOND QUARTER 2010 RESULTS

Reports diluted FFO per share of $1.12             Reports diluted EPS of $0.44

BOSTON, MA, July 27, 2010 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2010.

Funds from Operations (FFO) for the quarter ended June 30, 2010 were $156.9 million, or $1.13 per share basic and $1.12 per share diluted. This compares to FFO for the quarter ended June 30, 2009 of $166.7 million, or $1.33 per share basic and $1.32 per share diluted. FFO for the quarter ended June 30, 2010 includes $0.08 per share on a diluted basis related to the recognition of non-cash deferred management fees associated with the termination of a third-party property management and leasing agreement at 280 Park Avenue in New York City. FFO for the quarter ended June 30, 2009 includes (1) $0.10 per share on a diluted basis related to lease termination income and (2) a non-cash impairment charge of $0.05 per share on a diluted basis related to the Company’s investment in its Value-Added Fund, specifically its Mountain View, CA and San Carlos, CA properties. The weighted average number of basic and diluted shares outstanding totaled 139,112,505 and 141,286,371, respectively, for the quarter ended June 30, 2010 and 125,266,846 and 127,080,589, respectively, for the quarter ended June 30, 2009.

Net income available to common shareholders was $61.4 million for the quarter ended June 30, 2010, compared to $67.2 million for the quarter ended June 30, 2009. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2010 was $0.44 basic and $0.44 on a diluted basis. This compares to EPS for the second quarter of 2009 of $0.54 basic and $0.53 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2010. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2010, the Company’s portfolio consisted of 144 properties, comprised primarily of Class A office space, one hotel, two residential properties and three retail properties, aggregating approximately 37.8 million square feet, including four properties under construction totaling 1.6 million square feet. In addition, the Company has structured parking for vehicles containing approximately 12.8 million square feet. The overall percentage of leased space for the 139 properties in service as of June 30, 2010 was 93.0%.

Significant events during the second quarter included:

•

On April 1, 2010, the Company acquired a 30% interest in a joint venture entity that owns 500 North Capitol Street, NW located in Washington, DC. 500 North Capitol Street is an approximately 176,000 net rentable square foot office property which is fully-leased to a single tenant through March 2011. On April 1, 2010, the unconsolidated joint venture entity refinanced at maturity the mortgage loan collateralized by the property totaling approximately $26.8 million. The new mortgage loan totaling $22.0 million bears interest at a variable rate equal to the greater of (1) the prime rate, as defined in the loan agreement, or (2) 5.75% per annum. The loan currently bears interest at 5.75% per annum and matures on March 31, 2013. The Company’s investment in the unconsolidated joint venture totaling approximately $1.9 million was financed with cash contributions to the venture totaling approximately $1.4 million and the issuance to the seller of 5,906 common units of limited partnership interest in the Company’s Operating Partnership. The unconsolidated joint venture currently expects that it will remove the property from service and redevelop the property following the expiration of the lease in March 2011.

•

On April 9, 2010, an unconsolidated joint venture in which the Company has a 60% interest refinanced its mortgage loan collateralized by Two Grand Central Tower located in New York City. The previous mortgage loan totaling $190.0 million bore interest at a fixed rate of 5.10% per annum and was scheduled to mature on July 11, 2010. The new mortgage loan totaling $180.0 million bears interest at a fixed rate of 6.00% per annum and matures on April 10, 2015. In connection with the refinancing, the joint venture repaid $10.0 million of the previous mortgage loan utilizing cash contributions from the joint venture’s partners on a pro rata basis.

•

On April 16, 2010, an unconsolidated joint venture in which the Company has a 51% interest refinanced its mortgage loan collateralized by Metropolitan Square located in Washington, DC. The previous mortgage loan totaling approximately $123.6 million bore interest at a fixed rate of 8.23% per annum and was scheduled to mature on May 1, 2010. The new mortgage loan totaling $175.0 million bears interest at a fixed rate of 5.75% per annum and matures on May 5, 2020.

•

On April 19, 2010, the Company’s Operating Partnership completed a public offering of $700.0 million in aggregate principal amount of its 5.625% senior notes due 2020. The notes were priced at 99.891% of the principal amount to yield 5.708% to maturity. The aggregate net proceeds to the Operating Partnership, after deducting underwriter discounts and offering expenses, were approximately $693.5 million. The notes mature on November 15, 2020, unless earlier redeemed. On April 7, 2010, in connection with the offering, the Company entered into two treasury lock agreements to fix the 10-year treasury rate at 3.873% per annum on notional amounts aggregating $350.0 million. The Company subsequently cash-settled the treasury lock agreements and received approximately $0.4 million, which amount will be recognized as a reduction to the Company’s interest expense over the term of the notes.

•

On April 21, 2010, the Company announced that it had established an “at the market” (ATM) stock offering program through which it may sell from time to time up to an aggregate of $400 million of its common stock through sales agents over a three-year period.

•

On May 5, 2010, the Company satisfied the requirements of its master lease agreement related to the 2006 sale of 280 Park Avenue in New York City, resulting in the recognition of the remaining deferred gain on sale of real estate totaling approximately $1.0 million. Following the satisfaction of the master lease agreement, the property management and leasing agreement entered into with the buyer at the time of the sale was terminated, resulting in the recognition of deferred management fees totaling approximately $12.2 million.

•

On May 11, 2010, the Company’s Operating Partnership exercised its option to extend the maturity date under its $1.0 billion unsecured revolving credit facility to August 3, 2011. The extension will become effective on August 3, 2010 provided that the Company’s Operating Partnership is not then in default under the facility.

•

On June 1, 2010, the Company placed in-service Weston Corporate Center, an approximately 356,000 net rentable square foot Class A office property located in Weston, Massachusetts. The property is 100% leased.

•

On June 15, 2010, the Company used available cash to repay the mortgage loan collateralized by its Eight Cambridge Center property located in Cambridge, Massachusetts totaling approximately $22.6 million. The mortgage loan bore interest at a fixed rate of 7.73% per annum and was scheduled to mature on July 15, 2010. There was no prepayment penalty.

•

On June 15, 2010, an unconsolidated joint venture in which the Company has a 50% interest repaid the mortgage loan collateralized by land parcels at its site at Eighth Avenue and 46th Street in New York City utilizing cash contributions from the joint venture’s partners on a pro rata basis. In addition, the unconsolidated joint venture completed an exchange of land parcels with a third party and received land parcels and development rights valued at approximately $7.0 million in exchange for a land parcel valued at approximately $5.4 million and cash of approximately $1.6 million.

•

During the second quarter of 2010, the Company’s Operating Partnership repurchased approximately $132.8 million aggregate principal amount of its 2.875% exchangeable senior notes due 2037, which the holders may require the Operating Partnership to repurchase in February 2012, for approximately $132.5 million. The repurchased notes had an aggregate carrying value of approximately $126.4 million, resulting in the recognition of a non-cash loss on extinguishment of approximately $6.1 million.

Transactions completed subsequent to June 30, 2010:

•

On July 1, 2010, the Company used available cash to repay the mortgage loan collateralized by its 202, 206 & 214 Carnegie Center properties located in Princeton, New Jersey totaling approximately $55.8 million. The mortgage loan bore interest at a fixed rate of 8.13% per annum and was scheduled to mature on October 1, 2010. There was no prepayment penalty.

•

On July 1, 2010, the Company acquired the mortgage loan collateralized by a land parcel located in Reston, Virginia for approximately $20.3 million. In connection with the acquisition of the loan, the Company entered into a forbearance agreement pursuant to which it obtained the fee interest in the land by deed in lieu of foreclosure.

•

On July 23, 2010, an unconsolidated joint venture in which the Company has a 60% interest modified its mortgage loan collateralized by 125 West 55th Street located in New York City. The mortgage loan totaling $207.0 million bears interest at a fixed rate of 6.09% per annum and was scheduled to mature on March 10, 2015. The modification extended the maturity date of the loan to March 10, 2020. All other terms of the mortgage loan remain unchanged.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter and full year 2010 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Third Quarter 2010			Full Year 2010
	Low - High			Low - High
Projected EPS (diluted)	$0.33	-	$0.35	$1.51	-	$1.56

Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.68	-	0.68	2.75	-	2.75

Less:
Projected Company Share of Gains on Sales of Real Estate	0.00	-	0.00	0.02	-	0.02

Projected FFO per Share (diluted)	$1.01	-	$1.03	$4.24	-	$4.29

Except as described below, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. In addition, the estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call on Wednesday, July 28, 2010 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2010 results, the 2010 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 87005850. A replay of the conference call will be available through August 11, 2010, by dialing (800) 642-1687 (Domestic) or (706) 645-9291 (International) and entering the passcode 87005850. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ second quarter 2010 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, two residential properties and three retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, DC, San Francisco and Princeton, NJ.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the third quarter and full fiscal year 2010, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$305,823	$304,864	$608,206	$598,381
Recoveries from tenants	44,340	49,821	89,884	102,229
Parking and other	16,423	18,416	31,720	35,357

Total rental revenue	366,586	373,101	729,810	735,967
Hotel revenue	8,371	7,396	14,274	13,458
Development and management services	18,884	8,551	27,828	16,847
Interest and other	2,117	442	3,827	762

Total revenue	395,958	389,490	775,739	767,034

Expenses
Operating:
Rental	123,284	124,730	248,269	248,591
Hotel	6,089	5,359	11,357	10,831
General and administrative	17,648	18,532	44,470	35,952
Interest	96,755	78,633	188,784	157,563
Depreciation and amortization	81,400	87,005	164,475	164,375
Loss (gain) from suspension of development	—	—	(7,200)	27,766
Losses from early extinguishments of debt	6,051	494	8,221	494
Losses (gains) from investments in securities	678	(1,194)	478	(607)

Total expenses	331,905	313,559	658,854	644,965

Income before income (loss) from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	64,053	75,931	116,885	122,069
Income (loss) from unconsolidated joint ventures	7,465	(351)	15,375	4,746
Gains on sales of real estate	969	4,493	2,734	7,288

Net income	72,487	80,073	134,994	134,103
Net income attributable to noncontrolling interests:
Noncontrolling interests in property partnerships	(864)	(691)	(1,668)	(1,201)
Noncontrolling interest—common units of the Operating Partnership	(9,250)	(10,629)	(17,114)	(18,091)
Noncontrolling interest in gains on sales of real estate—common units of the Operating Partnership	(125)	(629)	(352)	(1,032)
Noncontrolling interest—redeemable preferred units of the Operating Partnership	(836)	(972)	(1,728)	(1,962)

Net income attributable to Boston Properties, Inc.	$61,412	$67,152	$114,132	$111,817

Basic earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.44	$0.54	$0.82	$0.91

Weighted average number of common shares outstanding	139,113	125,267	139,022	123,272

Diluted earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.44	$0.53	$0.82	$0.91

Weighted average number of common and common equivalent shares outstanding	139,826	125,620	139,712	123,554

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$9,984,329	$9,817,388
Construction in progress	632,731	563,645
Land held for future development	732,006	718,525
Less: accumulated depreciation	(2,173,300)	(2,033,677)

Total real estate	9,175,766	9,065,881
Cash and cash equivalents	1,703,448	1,448,933
Cash held in escrows	25,382	21,867
Investments in securities	7,026	9,946
Tenant and other receivables, net of allowance for doubtful accounts of $2,097 and $4,125, respectively	98,602	93,240
Related party note receivable	270,000	270,000
Accrued rental income, net of allowance of $1,983 and $2,645, respectively	401,054	363,121
Deferred charges, net	289,388	294,395
Prepaid expenses and other assets	22,385	17,684
Investments in unconsolidated joint ventures	794,650	763,636

Total assets	$12,787,701	$12,348,703

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$2,608,577	$2,643,301
Unsecured senior notes, net of discount	2,871,909	2,172,389
Unsecured exchangeable senior notes, net of discount	1,748,814	1,904,081
Unsecured line of credit	—	—
Accounts payable and accrued expenses	177,000	220,089
Dividends and distributions payable	80,865	80,536
Accrued interest payable	80,521	76,058
Other liabilities	95,423	127,538

Total liabilities	7,663,109	7,223,992

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders' equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 139,352,299 and 138,958,910 shares
issued and 139,273,399 and 138,880,010 shares outstanding in 2010 and 2009, respectively	1,393	1,389
Additional paid-in capital	4,394,435	4,373,679
Earnings in excess of dividends	70,426	95,433
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(20,155)	(21,777)

Total stockholders' equity attributable to Boston Properties, Inc.	4,443,377	4,446,002
Noncontrolling interests:
Common units of the Operating Partnership	619,224	617,386
Property partnerships	6,339	5,671

Total equity	5,068,940	5,069,059

Total liabilities and equity	$12,787,701	$12,348,703

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
	(in thousands, except for per share amounts)
	(unaudited)
Net income attributable to Boston Properties, Inc.	$61,412	$67,152	$114,132	$111,817
Add:
Noncontrolling interest—redeemable preferred units of the Operating Partnership	836	972	1,728	1,962
Noncontrolling interest in gains on sales of real estate—common units of the Operating Partnership	125	629	352	1,032
Noncontrolling interest—common units of the Operating Partnership	9,250	10,629	17,114	18,091
Noncontrolling interests in property partnerships	864	691	1,668	1,201
Less:
Gains on sales of real estate	969	4,493	2,734	7,288
Income (loss) from unconsolidated joint ventures	7,465	(351)	15,375	4,746

Income before income (loss) from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	64,053	75,931	116,885	122,069

Add:
Real estate depreciation and amortization (2)	111,055	120,359	224,673	228,590
Income (loss) from unconsolidated joint ventures	7,465	(351)	15,375	4,746
Less:
Noncontrolling interests in property partnerships' share of funds from operations	1,697	1,199	3,452	2,259
Noncontrolling interest—redeemable preferred units of the Operating Partnership	836	972	1,728	1,962

Funds from operations (FFO) attributable to the Operating Partnership	180,040	193,768	351,753	351,184

Less:
Noncontrolling interest—common units of the Operating Partnership's share of funds from operations	23,170	27,100	45,288	49,722

Funds from operations attributable to Boston Properties, Inc.	$156,870	$166,668	$306,465	$301,462

Our percentage share of funds from operations—basic	87.13%	86.01%	87.13%	85.84%

Weighted average shares outstanding—basic	139,113	125,267	139,022	123,272

FFO per share basic	$1.13	$1.33	$2.20	$2.45

Weighted average shares outstanding—diluted	141,287	127,081	141,173	125,016

FFO per share diluted	$1.12	$1.32	$2.19	$2.43

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $81,400, $87,005, $164,475 and $164,375, our share of unconsolidated joint venture real estate depreciation and amortization of $30,124, $33,798, $61,137 and $65,174, less corporate-related depreciation and amortization of $469, $444, $939 and $959 for the three months and six months ended June 30, 2010 and 2009, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2010	December 31, 2009
Greater Boston	88.4%	89.6%
Greater Washington, DC	97.2%	95.5%
Midtown Manhattan	97.1%	95.4%
Princeton/East Brunswick, NJ	81.8%	81.7%
Greater San Francisco	91.3%	91.1%

Total Portfolio	93.0%	92.4%

	% Leased by Type
	June 30, 2010	December 31, 2009
Class A Office Portfolio	93.4%	92.8%
Office/Technical Portfolio	84.6%	83.4%

Total Portfolio	93.0%	92.4%